Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S−1 of Rennova Health, Inc. of our report dated April 15, 2022, relating to our audits of the December 31, 2021 and 2020 consolidated financial statements of Rennova Health, Inc., which are appearing in the Annual Report on Form 10-K of Rennova Health, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

December 30, 2022